EXHIBIT 23.2


                       CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and the related Prospectus pertaining to the registration of 1,388,685 shares of Common Stock of The Coca-Cola Company, and to the incorporation by reference therein of our reports on the consolidated financial statements and schedules of The Coca-Cola Company dated January 24, 1995, included or incorporated by reference in The Coca-Cola Company's Annual Report on Form 10-K for the year ended December 31, 1994, filed with the Securities and Exchange Commission.




                                            ERNST & YOUNG LLP
Atlanta, Georgia
July 31, 1995